UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2007

Tower Tech Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

101 South 16th Street, P.O. Box 1957

Manitowoc, Wisconsin 54221-1957

(Address of Principal Executive Offices and Zip Code)

(920) 684-5531

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 9, 2007, Tower Tech Holdings Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Energy Maintenance Service, LLC (“Energy Maintenance Service”) and the members of Energy Maintenance Service (collectively, the “Sellers”) pursuant to which the Company agreed to purchase all of the outstanding membership interests of Energy Maintenance Service. Energy Maintenance Service is a Gary, South Dakota-based full service provider to the wind industry. Its offerings include construction, operations and maintenance and component repairs of wind turbines.

The purchase price for the acquisition consists of cash and stock. The cash portion of the purchase price is approximately $15 million plus a $2.25 million final tax adjustment. The stock portion of the purchase price is fixed at 1,768,866 shares of Company common stock, which was calculated based on a price per share of $8.48, which represented a discount to the market price of $9.50 per share as of the date of signing. Completion of the acquisition is subject to customary closing conditions.

In addition to the common stock that will be issued to the Sellers at closing, the Company will issue incentive stock options to acquire up to 158,000 shares of Company Common Stock to certain employees of Energy Maintenance Service, in exchange for the termination upon closing of the options to purchase membership interests that such persons currently hold in Energy Maintenance Service. These persons will become Company employees upon closing of the acquisition, and the options will be issued pursuant to the Company’s 2007 Equity Incentive Plan, which was approved by the Company’s Board on August 20, 2007 and remains subject to shareholder approval (the “2007 Plan”).

In connection with the acquisition of Energy Maintenance Service, the Company will enter into an employment agreement with the President and CEO of Energy Maintenance Service, Joe Kolbach, who will continue chief executive responsibilities for Energy Maintenance Service as a subsidiary of the Company and become a member of the Company’s Executive Committee.

The Company has also agreed to file a registration statement with the Securities and Exchange Commission in order to provide certain demand and piggyback registration rights with respect to resale of the shares issued to the Sellers under the Agreement. The terms of the Company’s obligation to register these shares will be set forth in a registration rights agreement that the Company and the Sellers will execute upon completion of the acquisition.

The foregoing summary of the Energy Maintenance Service acquisition does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the proposed issuance of incentive stock options to purchase up to 158,000 shares of the Company’s Common Stock under the 2007 Plan is incorporated herein by reference. The vesting and expiration dates of the options will be established upon closing of the acquisition. Likewise, the exercise price will be equal to the fair market value of the Company’s common stock on the date of closing of the acquisition. The options will be granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance will not involve a public offering, the recipients will take the securities for investment and not resale and the Company will take appropriate measures to restrict transfer. Copies of the 2007 Plan and the Company’s form of incentive option agreement are filed as Exhibits 10.2 and 10.3, respectively, to the Company’s quarterly report on Form 10QSB and are incorporated herein by reference.

The information set forth in Item 1.01 above with respect to the proposed sale of 1,768,866 shares of Company Common Stock to the Sellers in a transaction that is not registered under the Securities Act of 1933, as amended, is incorporated herein by reference. The shares will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuances will not involve a public offering, the recipients will take the shares for investment and not resale and the Company will take appropriate measures to restrict transfer. The Company will not pay underwriter discounts or commissions in connection with the transaction.

Item 9.01. Financial Statements and Exhibits.

2.1              Membership Interest Purchase Agreement dated December 9, 2007 among Tower Tech Holdings Inc., Energy Maintenance Service, LLC and the members of Energy Maintenance Service, LLC. Pursuant to Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, upon the request of the Commission, the Registrant undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Stock Purchase Agreement as follows:

Exhibit A	Form of Escrow Agreement
Exhibit B	Sellers’ Release
Exhibit C	Kolbach Employment Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Option Termination Agreement

Schedules	Sellers’ Disclosure Schedules
Buyer’s Disclosure Schedules
Stock Options to be Issued to Employees

99.1 Press Release dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2007

TOWER TECH HOLDINGS INC.

/s/Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Membership Interest Purchase Agreement dated December 9, 2007 among Tower Tech Holdings Inc., Energy Maintenance Service, LLC and the members of Energy Maintenance Service, LLC. Pursuant to Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, upon the request of the Commission, the Registrant undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Stock Purchase Agreement as follows:

	Exhibit A	Form of Escrow Agreement
	Exhibit B	Sellers’ Release
	Exhibit C	Kolbach Employment Agreement
	Exhibit D	Registration Rights Agreement
	Exhibit E	Option Termination Agreement

	Schedules	Sellers’ Disclosure Schedules
Buyer’s Disclosure Schedules
Stock Options to be Issued to Employees

99.1	Press Release dated December 10, 2007